Exhibit 99.1

CallidusCloud Announces First Quarter Revenue of $58.1 Million

-	Q1 SaaS Revenue Increases 31% to $45.2 Million
-	Increases Full Year SaaS Revenue Guidance to $191 to $197 Million, 26 to 30% growth rate
-	SaaS Deferred Revenue Grew 36% Year over Year to $101.5 Million

DUBLIN, CA., May 4, 2017— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the quarter ended March 31, 2017.

“Q1 was a great start to 2017 building on the momentum of a record-breaking 2016. We posted another quarter of over 30% SaaS revenue growth and are on target to meet our full-year goals,” said Leslie Stretch, president and CEO, CallidusCloud. “In the quarter we were recognized as a leader in the Gartner Inc. 2017 Magic Quadrant for Sales Performance Management, the Forrester Wave™ for Configure-Price-Quote Solutions, G2 Crowd’s Best Software for HR Teams, Gartner’s FrontRunners Quadrant for Learning Management and we were named a “Great Workplace” by Independent Analysts at Great Place to Work.”

Financial Highlights for the First Quarter 2017

SaaS revenue was $45.2 million, an increase of 31% over the same quarter in the prior year. Maintenance revenue was $1.0 million, resulting in total recurring revenue of $46.2 million. SaaS revenue growth continues to benefit from success in our Lead to Money suite. Professional services revenue was $11.9 million. Total revenue was $58.1 million for the first quarter, an increase of 20%. SaaS billings growth rate was 27% and normalized billings growth was 25% over last year. Cash and short-term investments were $183.2 million. Cash flow from operations for the quarter was $5.7 million, compared to cash flow from operations of $6.1 million in the same quarter of the prior year.

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GAAP Performance

•	Recurring revenue gross margin was 72%, compared to 74% for the same quarter in the prior year.

•	Overall gross margin was 61%, compared to 62% for the same quarter in the prior year.

•	Operating loss was $6.8 million compared to $4.6 million for the same quarter in the prior year.

•	Pre-tax loss was $6.7 million, compared to $4.4 million for the same quarter in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 75%, compared to 77% in the prior year.

•	Overall gross margin was 64%, compared to 66% in the prior year.

•	Operating income was $4.1 million, compared to $3.3 million for the same quarter in the prior year.

•	Pre-tax income was $4.1 million, compared to $3.5 million for the same quarter in the prior year.

Business Highlights for the First Quarter 2017

•	CallidusCloud was positioned as a Leader in Gartner’s 2017 Magic Quadrant for Sales Performance Management. CallidusCloud was positioned highest for ability to execute and furthest for completeness of vision. This was the fourth consecutive report where CallidusCloud was in the Leaders quadrant.

•	Independent research firm cited CallidusCloud as a Leader in its report, The Forrester Wave™: Configure-Price-Quote Solutions, Q1 2017. CallidusCloud was one of only three leaders in this comprehensive view of the market.

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•	CallidusCloud’s Litmos was named a leader in G2 Crowd’s Best Software for HR Teams 2017 list. Litmos was rated top Learning Management System in both Enterprise and Mid-Market categories. G2 Crowd is a leading business solutions review platform.

•	CallidusCloud unveiled the latest groundbreaking release of Thunderbridge analytics and data exploration platform. Built on state-of-the-art Hadoop, In-Memory and Big-Data visualization technology, Thunderbridge unlocks the power of Commissions data enabling customers to answer critical sales performance questions and uncover potentially millions of dollars of lost opportunity.

•	Salesforce and CallidusCloud expanded their partnership with a multi-year strategic agreement. This exclusive new program will see CallidusCloud featured in Salesforce’s financial services vertical blueprint, as well as collaboration between Salesforce and CallidusCloud on industry initiatives in media, communications and manufacturing, and the pursuit of new joint go-to-market activities. Customers will benefit from this extended partnership, combining Salesforce’s #1 CRM with CallidusCloud’s leading Sales Performance Management capabilities.

Financial Outlook for 2017 – Second Quarter and Full Year

For the second quarter of 2017, CallidusCloud expects SaaS revenue to be between $46.3 million and $46.9 million. Maintenance revenue is expected to be between $700 thousand and $900 thousand. Total revenue is expected to be between $58.4 million and $59.4 million. GAAP operating loss is expected to be between $6.4 million and $6.9 million, with GAAP pre-tax loss between $6.6 million and $7.1 million. Non-GAAP operating income is expected to be between $4.0 million and $5.0 million, with non-GAAP pre-tax income between $3.8 million and $4.8 million.

For the full year of 2017, CallidusCloud is updating its previous SaaS revenue guidance to be between $191.0 million and $197.0 million. Maintenance revenue is expected to be between $2.8 million and $3.3 million. CallidusCloud is updating its previous total revenue guidance to be between $241.0 million and $246.5 million. GAAP operating loss is expected to be between $21.5 million and $23.0 million, with GAAP pre-tax loss between $22.0 million and $24.0 million. Non-GAAP operating income is expected to be between $21.0 million and $23.5 million, with non-GAAP pre-tax income between $20.5 million and $22.5 million.

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Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Time (PT) today to discuss the first quarter and outlook for the second quarter 2017 and the full year 2017. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations

Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 4841883
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Approximately 5,400 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP net income before provision for income taxes. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

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Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income and net income before provision for income taxes. Restructuring and other expense consists of employee severance and facility exit costs. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs: We have excluded patent litigation and settlement costs from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, and net income before provision for income taxes. We believe patent litigation and settlement costs are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.

Amortization of acquired intangible assets: We have excluded the effect of amortization of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses, and order backlog from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, and net income before provision for income taxes. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-related costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income before provision for income taxes. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Cash taxes: Cash taxes are defined as GAAP current income tax expense excluding non-cash items.

Additionally, CallidusCloud believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled “Non-GAAP Supplemental Financial Information.”

•	SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue in a period.
•	Normalized SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue, reduced for the remaining deferred revenue acquired during the period, plus or minus the effect of multiple year SaaS billings in that period.

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We believe that normalized SaaS billings provide valuable insight into the sales of our solutions and the performance of our business. We do not consider normalized SaaS billings as a substitute for revenue recognition or revenue measurement.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expenses, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3232, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research including any warranties of merchantability or fitness for a particular purpose.

Gartner, Magic Quadrant for Sales Performance Management, 28 March 2017.

© 2017 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, Badgeville, BridgeFront, Clicktools, Datahug, iCentera, Lead to Money, LeadFormix, LeadRocket, Learnpass, Litmos, the Litmos logo, Producer Pro, SalesGenius, Surve, Syncfrog, Thunderbridge, and ViewCentral are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact

Carolyn Bass

Market Street Partners

(415) 445-3232

cald@marketstreetpartners.com

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CALLIDUS SOFTWARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Recurring	$46,197	$37,606
Services and license	11,944	10,772
Total revenue	58,141	48,378
Cost of revenue:
Recurring	13,022	9,962
Services and license	9,940	8,261
Total cost of revenue	22,962	18,223
Gross profit	35,179	30,155

Operating expenses:
Sales and marketing	22,691	18,903
Research and development	9,301	7,242
General and administrative	9,366	8,255
Restructuring and other	597	316
Total operating expenses	41,955	34,716
Operating loss	(6,776)	(4,561)
Interest income and other income (expense), net	65	225
Interest expense	(19)	(43)
Loss before provision for income taxes	(6,730)	(4,379)
Provision for income taxes	168	156
Net loss	$(6,898)	$(4,535)
Net loss per share
Basic and Diluted	$(0.11)	$(0.08)

Weighted average shares used in computing net loss per share:
Basic and Diluted	64,368	56,690

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CALLIDUS SOFTWARE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$143,099	$148,008
Short-term investments	40,133	39,266
Accounts receivable, net	52,029	55,464
Prepaid and other current assets	20,182	18,275
Total current assets	255,443	261,013

Property and equipment, net	42,087	35,456
Goodwill	64,111	63,957
Intangible assets, net	19,312	21,659
Deposits and noncurrent assets	4,420	4,416
Total assets	$385,373	$386,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,078	$3,573
Accrued payroll and related expenses	13,262	17,831
Accrued expenses	20,859	15,126
Deferred revenue	102,926	99,758
Total current liabilities	143,125	136,288

Deferred revenue, noncurrent	1,860	3,209
Deferred income taxes, noncurrent	1,575	1,541
Other noncurrent liabilities	8,043	8,602
Total liabilities	154,603	149,640

Stockholders’ equity:
Common stock	65	64
Additional paid-in capital	559,411	559,200
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(4,546)	(5,141)
Accumulated deficit	(309,730)	(302,832)
Total stockholders’ equity	230,770	236,861
Total liabilities and stockholders’ equity	$385,373	$386,501

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CALLIDUS SOFTWARE INC.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,898)	$(4,535)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,641	1,688
Amortization of intangible assets	1,899	1,360
Provision for doubtful accounts	205	529
Stock-based compensation	8,250	6,453
Deferred income taxes	1	71
Loss on foreign currency from marked-to-market derivative	1	78
Excess tax benefits from stock-based compensation	-	(21)
Loss on disposal of property and equipment	3	-
Net amortization on investments	65	(45)
Changes in operating assets and liabilities:
Accounts receivable	3,231	195
Prepaid and other current assets	(2,401)	437
Other noncurrent assets	29	(3)
Accounts payable	2,423	(558)
Accrued expenses and other liabilities	(774)	1,073
Accrued payroll and related expenses	(4,577)	(3,188)
Accrued restructuring and other expenses	(210)	(266)
Deferred revenue	1,819	2,844
Net cash provided by operating activities	5,707	6,112

Cash flows from investing activities:
Purchases of investments	(2,823)	(3,700)
Proceeds from maturities and sale of investments	2,852	3,600
Purchases of property and equipment (net)	(2,312)	(1,521)
Purchases of intangible assets	-	(267)
Acquisitions, net of cash acquired	(495)	-
Net cash used in investing activities	(2,778)	(1,888)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,574	1,467
Restricted stock units acquired to settle employee withholding liability	(10,613)	(1,085)
Excess tax benefits from stock-based compensation	-	21
Payment of consideration related to acquisitions	(100)	(104)
Net cash (used in) provided by financing activities	(8,139)	299
Effect of foreign currency exchange rates on cash and cash equivalents	301	75
Net (decrease) increase in cash and cash equivalents	(4,909)	4,598
Cash and cash equivalents at beginning of period	148,008	77,232
Cash and cash equivalents at end of period	$143,099	$81,830

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CALLIDUS SOFTWARE INC.

GAAP TO NON-GAAP ADJUSTMENT SUMMARY

(In thousands)

(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs, acquisition-related costs, restructuring and other expenses as follows:

	Three Months Ended March 31,
	2017	2016
Cost of revenues:
Recurring	$1,622	$1,163
Services and license	632	512
Operating expenses:
Sales and marketing	3,002	2,450
Research and development	1,663	1,170
General and administrative	3,322	2,230
Restructuring and other	597	316
Total	$10,838	$7,841

CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(In thousands, except for percentages)

	Three Months Ended
	March 31,
	2017	2016

Non-GAAP gross profit reconciliation

Gross profit	$35,179	$30,155

Gross margin	61%	62%
Add back:
Stock-based compensation	1,055	1,021
Non-cash amortization of acquired
intangible assets	1,199	654
Non-GAAP gross profit	$37,433	$31,830

Gross margin	64%	66%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$33,175	$27,644

Recurring revenue gross margin	72%	74%
Add back:
Stock-based compensation	423	509
Non-cash amortization of acquired
intangible assets	1,199	654
Non-GAAP recurring revenue gross profit	$34,797	$28,807

Recurring revenue gross margin	75%	77%

Non-GAAP operating expense reconciliation:

Operating expenses	$41,955	$34,716
Operating expenses, as a % of total
revenues	72%	72%
Subtract:
Stock-based compensation	(7,409)	(5,431)
Non-cash amortization of acquired
intangible assets	(471)	(378)
Patent litigation and settlement costs	(28)	(28)
Acquisition costs	(79)	(13)
Restructuring	(597)	(316)
Non-GAAP operating expenses	$33,371	$28,550
Non-GAAP operating expenses, as a %
of total revenues	57%	59%

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CALLIDUS SOFTWARE INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(In thousands, except for percentages)

	Three Months Ended
	March 31,
	2017	2016
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(6,776)	$(4,561)
Operating loss, as a % of total
revenues	(12)%	(9)%
Add back:
Stock-based compensation	8,465	6,453
Non-cash amortization of acquired
intangible assets	1,669	1,031
Patent litigation and settlement costs	28	28
Acquisition costs	79	13
Restructuring	597	316
Non-GAAP operating income	$4,062	$3,280
Non-GAAP operating income, as a %
of total revenues	7%	7%

Non-GAAP net income (loss) before provision for income tax reconciliation:

Net loss before provision for income taxes	$(6,730)	$(4,379)
Net loss before provision for income taxes, as a % of total
revenues	(12)%	(9)%
Add back:
Stock-based compensation	8,465	6,453
Non-cash amortization of acquired
intangible assets	1,669	1,031
Patent litigation and settlement costs	28	28
Acquisition costs	79	13
Restructuring	597	316
Non-GAAP net income before provision for income taxes	$4,108	$3,462
Non-GAAP net income before provision
for income taxes, as a % of total revenues	7%	7%

Cash taxes	$163	$74

Weighted average shares - basic	64,368	56,690
Weighted average shares - diluted	66,313	58,091

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CALLIDUS SOFTWARE INC.

Non-GAAP Supplemental Financial Information

(unaudited)

(In thousands, except for percentages)

	Three Months Ended		Trailing Twelve Months Ended
	March 31,		March 31,
SaaS Billings	2017	2016	2017	2016
SaaS revenue	$45,155	$34,504	$162,175	$125,085

Add back:
Increase in SaaS deferred revenue	2,421	2,960	27,088	12,244
SaaS billings	$47,576	$37,464	$189,263	$137,329

SaaS billings growth rate	27%		38%

Normalized Billings
SaaS billings	$47,576	$37,464	$189,264	$137,329
Multi-year billings	907	1,381	1,224	4,803
Remaining deferred revenue from 2016 acquisitions	-	-	(748)	-
Normalized SaaS billings	$48,483	$38,845	$189,740	$142,132

Normalized SaaS billings growth rate	25%		33%

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CALLIDUS SOFTWARE INC.

FINANCIAL OUTLOOK

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update.

REVENUE GUIDANCE

(In thousands)

(unaudited)

	Three Months Ended June 30, 2017	Twelve Months Ended December 31, 2017
SaaS revenue	$46,300 - $46,900	$191,000 - $197,000
Maintenance revenue	$700 - $900	$2,800 - $3,300
Total revenue	$58,400- $59,400	$241,000 - $246,500

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30, 2017		December 31, 2017
	From	To	From	To
Non-GAAP operating income reconciliation:

GAAP operating loss	$(6,400)	$(6,900)	$(21,500)	$(23,000)

Add back:
Stock-based compensation	8,500	9,300	34,500	36,000
Non-cash amortization of acquired
intangible assets	1,700	2,100	7,000	8,800
Acquisition, patent litigation, restructuring and other	200	500	1,000	1,700
Non-GAAP operating income	$4,000	$5,000	$21,000	$23,500

	Three Months Ended		Twelve Months Ended
	June 30, 2017		December 31, 2017
	From	To	From	To
Non-GAAP pre-tax income reconciliation:

GAAP (loss) before income taxes	$(6,600)	$(7,100)	$(22,000)	$(24,000)

Add back:
Stock-based compensation	8,500	9,300	34,500	36,000
Non-cash amortization of acquired
intangible assets	1,700	2,100	7,000	8,800
Acquisition, patent litigation, restructuring and other	200	500	1,000	1,700
Non-GAAP pre-tax income	$3,800	$4,800	$20,500	$22,500

Cash taxes	200	300	1,000	1,400
Weighted average basic shares outstanding	65,000	65,500	64,500	65,500
Weighted average diluted shares outstanding	67,000	67,500	67,000	68,000

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